UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   August 13, 2013

MEDIA MECHANICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-180611	33-1220317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

201 St. Charles Ave., Suite 4700
New Orleans,LA 70170
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (888) 754-6190

100 Western Battery Rd., Suite 160
Toronto, ON, Canada M6K 3S2
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 13, 2013, Media Mechanics, Inc. (the “Company”), Scott Kettle (the “Purchaser”), Matthew Zipchen and Violetta Pioro (together with Matthew Zipchen, the “Sellers”) closed on a stock purchase agreement, dated July 31, 2013 (the “Stock Purchase Agreement”), whereby the Purchaser purchased from the Sellers, 7,500,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), representing approximately 75% of the issued and outstanding shares of the Company, for an aggregate purchase price of $250,000 (the “Purchase Price”) (the “Stock Purchase”). Prior to the closing of the Stock Purchase Agreement, the Sellers were our majority shareholders, Matthew Zipchen was our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, and  member of the board of directors of the Company (the “Board”), and Violetta Pioro was our Vice President and member of the Board.

In connection with the Stock Purchase, the company has changed its focus to engage in the business of online distribution of all digital content including but not limited to full length feature films, television series, sports, documentaries, live events via our proprietary content distribution network (CDN).

The foregoing description of the terms of the Stock Purchase Agreement is qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Stock Purchase Agreement, on July 31, 2012, Matthew Zipchen submitted to the Company a resignation letter pursuant to which he resigned from her positions as President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, and member of the Board upon closing of the Stock Purchase. Mr. Zipchen’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

On the same day, Violetta Pioro submitted to the Company a resignation letter pursuant to which she resigned from her position as Vice President and member of the Board upon closing of the Stock Purchase. Ms. Pioro’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

On July 31, 2013, the Board and the stockholders of the Company (the “Shareholders”) accepted the resignation of Matthew Zipchen and Violetta Pioro and appointed Scott Kettle on to serve as the President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and director of the Company upon closing of the Stock Purchase.

Scott Kettle, 45, President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director. Mr. Kettle is the founder of a series of successful family-owned and operated public companies in the telephony and telecommunications industry in the wake of the government-mandated break-up of AT&T’s monopoly some 25 years ago. Beginning with Thrifty-Tel (TTEL) in partnership with his father William Kettle, a steeply discounted provider of long-distance telephone service and pioneer of Flat Rate Communications, Kettle moved on to the wholesale sector serving as CIO for Five Star Telecom from 1994 to 1999. In 1998, Mr. Kettle founded and served as President and CEO of Tele Com Specialists, Inc. a software company. Kettle moved into the emerging DSL area, founding SpeeDsl, Inc. Within two years, from 1999 until 2002, SpeeDsl became the largest provider of DSL services to businesses in America ranking as high as #1 in customer satisfaction. The next venture was as the visionary driving force behind eWAN 1, Inc. (EWAN) serving in the capacity of CEO and President. eWAN pioneered the burgeoning IPTV sector.

Mr. Kettle’s extensive public company experience and more than twenty-five years of executive management give him the qualifications and skills to serve as a director of our Company.

Family Relationships

There are no family relationships between Mr. Kettle and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated July 31, 2013, by and among Media Mechanics, Inc., Matthew Zipchen, Violetta Pioro, and Scott Kettle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA MECHANICS, INC.

Date: August 19, 2013	By:	/s/ Scott Kettle
Scott Kettle President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer.